UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2017

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

1-10153 (Commission File Number)	33-0304982 (IRS Employer Identification No.)
1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA (Address of Principal Executive Offices)	92008 (Zip Code)

760-918-8200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale of Notes

On September 27, 2017, HomeFed Corporation (the “Company”) and certain of its domestic wholly-owned subsidiaries named therein as Guarantors (the “Guarantors”) entered into purchase agreements (collectively, the “Purchase Agreements”) with certain investors named therein (the “Purchasers”) pursuant to which the Purchasers agreed to purchase an aggregate of $75,000,000 of 6.50% Senior Notes due 2019 (the “Notes”) from the Company in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission thereunder, in reliance upon exemptions from registration thereunder provided by Section 4(a)(2) of the Securities Act or Regulation D of the Securities Act (but without requiring any filing of a “Form D”) or outside of the United States in reliance on Regulation S under the Securities Act.  Pursuant to the terms of the Purchase Agreements, the purchase price for the Notes was 100% of the principal amount of the Notes purchased by such Purchaser. The Company used the proceeds of the Notes, together with cash on hand, to redeem all of its outstanding 6.50% Senior Notes due 2018 (the “Existing Notes”).

In connection with the sale of the Notes, Jefferies LLC (“Jefferies”), an indirect, wholly-owned subsidiary of Leucadia National Corporation (“Leucadia”), an affiliate of the Company, acted as the placement agent and the closing agent (the “Placement Agent”) for the offering pursuant to the terms of an agreement, dated September 27, 2017, among Jefferies, the Company and the Guarantors (the “Placement Agency Agreement”) as described below.

The Notes were issued pursuant to an indenture (the “Indenture”), dated September 28, 2017 (the “Issue Date”) by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee, containing such terms as set forth below.

The Notes will mature on October 1, 2019 and will be fully and unconditionally guaranteed by the Guarantors on the terms provided in the Indenture.  Interest on the Notes will accrue at a rate of 6.50% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing April 1, 2018.  The Notes are senior unsecured obligations of the Company and the guarantees are the senior unsecured obligations of the Guarantors.

The Company may not redeem or repurchase the Notes prior to April 1, 2018 after which time, the Company may redeem Notes at its option, in whole or in part, at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to the rights of holders of record at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture) after the Issue Date, to the extent the Notes were not otherwise redeemed, the Company must make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in each case, as provided in, and subject to the terms of, the Indenture.  Pursuant to the Indenture, the Company will use the net proceeds of certain asset sales to offer to purchase the Notes at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s and certain of its subsidiaries’ ability to incur, issue, assume or guarantee certain indebtedness, issue shares of disqualified or preferred stock, pay dividends on equity or consummate certain asset sales or affiliate transactions.  Additionally certain customary events of default may result in an acceleration of the maturity of the Notes.

Related Party Transactions

On September 27, 2017, Joseph S. Steinberg, the chairman of the Company’s Board of Directors entered into a Purchase Agreement with the Company, pursuant to which he purchased Notes with a value of $7 million, or 9.3%, of the principal amount of the Notes issued (such purchase, the “Affiliate Note Purchase”).  In addition, on September 28, 2017, the Company redeemed all of its outstanding Existing Notes, including an aggregate principal amount of approximately $4.8 million of such Existing Notes held by Mr. Steinberg (such redemption, the “Affiliate Note Redemption”). Mr. Steinberg is also chairman of the board of directors of Leucadia.  Mr. Steinberg is considered to be a “Related Person” under the Company’s related person transactions policy (the “Policy”).  Accordingly, pursuant to and in accordance with the Policy, and taking into account all relevant facts and circumstances, the independent Audit Committee of the Board (the “Audit Committee”) considered the Affiliate Note Purchase and Affiliate Note Redemption and approved, and recommended to the Board the approval of, such Affiliate Note Purchase and Affiliate Note Redemption, which was unanimously approved by the Board (with Mr. Steinberg abstaining from the vote).

Pursuant to the Placement Agency Agreement, Jefferies acted as Placement Agent for the Notes.  Jefferies is a wholly-owned subsidiary of Jefferies Group LLC, a wholly-owned subsidiary of Leucadia.  Leucadia is an affiliate of the Company and a “Related Person” under the Policy.

Pursuant to the Placement Agency Agreement, Jefferies received a fee of $100,000.  Additionally, each of the Company and the Guarantors has agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act, and to reimburse Jefferies all reasonable out-of-pocket expenses incurred in connection with any action or claim for which indemnification has or is reasonably likely to be sought by Jefferies.

The descriptions of each of the Indenture, the Placement Agency Agreement, the Non-Affiliate Note Purchase Agreement, and the Affiliate Note Purchase Agreement are not intended to be complete and are qualified in their entirety by reference to the forms attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Satisfaction and Discharge of Indenture

On September 28, 2017, the Company redeemed all of its Existing Notes and satisfied and discharged the indenture governing the Existing Notes in accordance with its terms.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 8.01	Other Events.

In accordance with the terms of the Indenture, on September 28, 2017, the Company entered into a subordination and intercreditor agreement by and among HomeFed Village III, LLC, a wholly-owned subsidiary of the Company (“Borrower”), Otay Village III Lender, LLC (“Lender”), the Trustee and the Company, pursuant to which any of the up to $125,000,000 aggregate principal amount of loans made under that certain loan agreement, previously disclosed on the Company’s Current Report on Form 8-K filed on August 10, 2017, dated as of August 7, 2017, among the Borrower and the Lender are expressly subordinated in all respects to the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated September 28, 2017, among the Company, the Guarantors party thereto from time to time and Wilmington Trust, National Association.

10.1	Placement Agency Agreement, dated September 27, 2017, among the Company, the Guarantors and Jefferies.

10.2	Form of Non-Affiliate Note Purchase Agreement, dated September 27, 2017, among the Company, the Guarantors and the Non-Affiliate Investors.

10.3	Form of Affiliate Note Purchase Agreement, dated September 27, 2017, among the Company, the Guarantors and the Affiliate Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 2, 2017

HOMEFED CORPORATION

By:	/s/ Erin N. Ruhe
Name:	Erin N. Ruhe
Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated September 28, 2017, among the Company, the Guarantors party thereto from time to time and Wilmington Trust, National Association.

10.1	Placement Agency Agreement, dated September 27, 2017, among the Company, the Guarantors and Jefferies.

10.2	Form of Non-Affiliate Note Purchase Agreement, dated September 27, 2017, among the Company, the Guarantors and the Non-Affiliate Investors.

10.3	Form of Affiliate Note Purchase Agreement, dated September 27, 2017, among the Company, the Guarantors and the Affiliate Investors.